Exhibit 99.2
SUPPLEMENTAL
FINANCIAL
INFORMATION

YEAR ENDED DECEMBER 31, 2021

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the ongoing adverse effect of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on the financial condition, operating results and cash flows of Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR"), the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; general and economic business conditions, including those affecting the ability of individuals to spend in retail shopping centers and/or the rate and other terms on which we are able to lease our properties; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; adverse economic or real estate developments in our markets of Virginia, Florida, Georgia, Alabama, South Carolina, North Carolina, Oklahoma, Kentucky, Tennessee, West Virginia, New Jersey and Pennsylvania; litigation risks; lease-up risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors, including the expected discontinuation of the London Interbank Offered Rate (“LIBOR”); changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P., and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements.

WHLR | Financial & Operating Data	2

Currently, one of the Company's most significant risk factors is the coronavirus pandemic, or COVID-19. The extent to which COVID-19 continues to impact the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Statements regarding the impact and severity of COVID-19 may be forward-looking.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Senior Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors
Stefani D. Carter (Chair)	Michelle D. Bergman
Saverio M. Flemma	Paula J. Poskon
E. J. Borrack	Joseph D. Stilwell
Kerry G. Campbell

Investor Relations Representative
Mary Jensen - IRRealized, LLC mjensen@whlr.us Office: (757) 627-9088 Cell: (310) 526-1707

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended December 31, 2021

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(7,540)
Net loss per basic and diluted shares	$(0.78)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(3,422)
FFO per common share and OP unit	$(0.34)
Adjusted FFO (AFFO) (in 000s) (1)	$1,888
AFFO per common share and OP unit	$0.19

Assets and Leverage
Investment Properties, net of $67.6 million accumulated depreciation (in 000s)	$386,730
Cash and Cash Equivalents (in 000s)	$22,898
Total Assets (in 000s)	$465,281
Debt to Total Assets(3)	74.42%
Debt to Gross Asset Value	60.58%

Market Capitalization
Common shares outstanding	9,720,532
OP units outstanding	215,343
Total common shares and OP units	9,935,875

	Shares Outstanding at December 31, 2021	Fourth Quarter stock price range	Stock price as of December 31, 2021
Common Stock	9,720,532	$1.74-$2.96	$1.94
Series B preferred shares	1,872,448	$5.25-$10.85	$6.73
Series D preferred shares	3,152,392	$12.56-$17.00	$15.21

Total debt (in 000s)(3)	346,262
Common Stock market capitalization (as of December 31, 2021 closing stock price, in 000s)	18,858

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,478,855
Occupancy Rate	91.6%
Leased Rate (2)	94.2%
Annualized Base Rent (in 000s)	$48,232
Total number of leases signed or renewed during the fourth quarter of 2021	50
Total sq. ft. leases signed or renewed during the fourth quarter of 2021	317,641

(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through January 5, 2022 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and twelve months ended December 31, 2021. For the three months ended December 31, 2021 and 2020, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was ($0.78) per share and ($0.14) per share, respectively. For the years ended December 31, 2021 and 2020, WHLR's net loss attributable to WHLR's Common Stock stockholders was ($1.36) per share and ($0.96) per share, respectively.

2021 FOURTH QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 94.2% leased as of December 31, 2021, a 530 basis point increase from 88.9% December 31, 2020.
•The Company's real estate portfolio was 91.6% occupied as of December 31, 2021, a 450 basis point increase from 87.1% at December 31, 2020.
•The Company invested $6.1 million in capital expenditures into the properties during the year ended December 31, 2021.
•Quarter-To-Date Leasing Activity
•Executed 36 lease renewals totaling 199,093 square feet at a weighted-average increase of $0.67 per square foot, representing an increase of 6.13% over in-place rental rates.
•Signed 14 new leases totaling 118,548 square feet with a weighted-average rental rate of $7.08 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, decreased to approximately 6.16% at December 31, 2021, compared to 6.97% at December 31, 2020. At December 31, 2021, 51.18% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 19 and provides additional details on the Company's leases).
•As of December 31, 2021, the Company signed leases representing $829 thousand of annualized base rent ("ABR"). Rent will commence on these leases over the next ten months.
OPERATIONS
•Total revenue increased by 1.88% or $288 thousand primarily due to changes described below in the same store section, partially offset by the decrease from sold properties of $259 thousand.
•Total operating expenses increased by 12.58% or $1.2 million primarily a result of an increase in corporate general and administrative ("CG&A") expense, impairment expense, higher property operating expenses, partially offset by a decrease in depreciation and amortization. The increase in CG&A expense is primarily due to $703 thousand increase in professional fees associated with property and corporate legal fees along with costs associated with a Special Meeting of Common Stockholders and $151 thousand increase in corporate administration primarily related to office rent expense for the Company's corporate headquarters that had a sale leaseback in December 2020.
FINANCIAL
•Funds from operations ("FFO") of ($3.4) million, or ($0.34) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $2.6 million, or $0.26 per share.
•Adjusted Funds from Operations ("AFFO") of $0.19 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.24 per share.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 1.91% and by 2.63% on a cash basis. Same store results were impacted by a 3.70% increase in revenue due to higher occupancy including three new anchor spaces. Additionally, same store property expenses increased by 7.67% primarily driven by increases in management fee allocation, grounds and landscaping and real estate taxes.
CAPITAL MARKETS

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	6

•On October 12, 2021, the Backstop Parties and their assignee elected to exercise their “accordion right” in full and purchased from the Company an additional $3.0 million in aggregate principal amount of the Company’s 7.00% senior subordinated convertible notes due 2031 (the “Convertible Notes”).
•On November 3, 2021, common stockholders of the Company voted to amend the Company’s charter ("Charter") to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred.
•The principal balance of $35.0 million on the $35.0 million, 8.00% financing agreement with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Wilmington Financing Agreement”) was paid in full on December 21, 2021. The Wilmington Warrant Agreement and the Wilmington Registration Rights Agreement remain.
•Interest related to the Convertible Notes was $886 thousand during the year ended December 31, 2021 and paid with 113,709 shares of Series D Cumulative Convertible Preferred Stock, which when adjusted for the VWAP discount represents interest expense or paid-in-kind interest of $1.6 million.
•Recognized a non-operating gain of $3.5 million due to the change in fair market value of the derivative liabilities.
•Recognized $100 thousand in impairment expense on Walnut Hill Plaza, which is held for sale.
•At December 31 2021, assets held for sale, total $2.0 million, and include Walnut Hill Plaza.
DISPOSITIONS
•On November 17, 2021, the Company sold Columbia Fire House for $4.3 million, generating a loss of $88 thousand and net proceeds of $3.9 million.

2021 YEAR-TO-DATE HIGHLIGHTS
LEASING
•Year-To-Date Leasing Activity
•Executed 138 lease renewals totaling 619,160 square feet at a weighted-average increase of $0.32 per square foot, representing an increase of 3.05% over in-place rental rates.
•Signed 76 new leases totaling 436,170 square feet with a weighted-average rental rate of $8.30 per square foot, including 6 anchors representing 209,560 square feet.
OPERATIONS
•Total revenue increased by 0.50% or $307 thousand.
•Total operating expenses increased by 2.93% or $1.2 million primarily a result of increases in impairment on assets held for sale and CG&A expense, partially offset by a decrease in depreciation and amortization.
FINANCIAL
•Net loss attributable to WHLR's Common Stock stockholders of $13.2 million, or ($1.36) per share.
•FFO of ($2.5) million, or $(0.25) per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $8.7 million, or $0.87 per share.
•AFFO of $0.68 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.87.
SAME STORE
•Same store NOI remained relatively consistent and increased by 1.05% on a cash basis. Same store results were impacted by a 1.58% increase in revenue due to a decrease in provision for credit losses a result of the Company's proactive tenant outreach during the pandemic and collection initiatives returning collections to pre-pandemic levels and increase in rental revenue a result of increased occupancy. These positive impacts were partially offset by a decrease in above (below) market lease amortization related to leases becoming fully amortized. Additionally, same store property expenses increased by 5.18% primarily driven by increases in management fee allocation, grounds and landscaping, real estate taxes and utilities, partially offset by a decrease in insurance expense.
CAPITAL MARKETS
•The Company paid in full the $25.0 million, 13.50% Powerscourt Financing Agreement with proceeds from the Wilmington Financing Agreement providing a go forward annual interest savings of $575 thousand. The Wilmington Financing Agreement matures on March 12, 2026. The Powerscourt Warrant Agreement and Powerscourt Registration Rights Agreement remain. In conjunction with the Wilmington Financing Agreement, the Company issued to the underlying holders, warrants to purchase an aggregate of 1,061,719 shares of the

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	7

Company’s Common Stock at various exercise prices. This is recognized as a warrant liability with an initial fair value of $2.0 million.
•On July 22, 2021, the Company commenced the rights offering (the “Rights Offering”) for the purchase of up to $30.0 million in aggregate principal amount of the Company’s Convertible Notes. On August 13, 2021, the Rights Offering expired. Pursuant to the Rights Offering, the Company distributed to holders of its common stock, as of 5:00 p.m. New York City time on June 1, 2021 (the “Record Date”), non-transferable subscription rights to purchase Convertible Notes. Each holder of the Company’s common stock as of the Record Date received one right for each eight shares of the Company’s common stock owned, and each right entitled a holder to purchase $25.00 principal amount of Convertible Notes. The Rights Offering was made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. The aggregate principal amount of Convertible Notes issued in the Rights Offering was $30.0 million, increasing to $33.0 million through the Backstop Parties’ and their assignee’s exercise of their “accordion right”.
•The Wilmington Financing Agreement's principal balance of $35.0 million was paid in full on December 21, 2021. The Wilmington Warrant Agreement and the Wilmington Registration Rights Agreement remain.
•The Company identified certain embedded derivatives related to the conversion features of the Convertible Notes and the embedded derivative liabilities were assigned a value of $5.9 million.
•Loans payable decreased by $7.7 million and were impacted by:
•$25.0 million paydown of the Powerscourt Financing Agreement;
•$6.8 million paydown with the sales of Berkley Shopping Center and Rivergate Shopping Center Out Parcel;
•$3.8 million to one time principal payment and final payment on the Columbia Fire Station loan;
•$225 thousand paydown on the JANAF Bravo loan upon refinancing, new loan matures in 2024; and
•$6.1 million in monthly principal payments; partially offset by
•$33.0 million increase from the Convertible Notes;
•$1.4 million funds from Rivergate loan refinancing, new loan matures in 2031.
•Interest expense was $33.03 million and $17.09 million for the years ended December 31, 2021 and 2020, representing an increase of 93.23%. Loan amortization costs accounted for $11.6 million of the increase, primarily attributable to the write-off of debt issuance costs related to the Powerscourt Financing Agreement and Wilmington Financing Agreement. Interest expense on the Convertible Notes accounted for $1.6 million, which includes the adjustment to fair value with the remaining increase of $2.7 million a result of the Powerscourt and Wilmington Financing Agreements and defeasance resulting from the sale of Berkley Shopping Center.
•Recognized $2.3 million in impairment expense related to Columbia Fire Station and Walnut Hill Plaza.
OTHER
•The Company recognized non-operating other income of $552 thousand in Paycheck Protection Program Promissory Note forgiveness.
•Effective July 5, 2021, Daniel Khoshaba resigned as the President and Chief Executive Officer of the Company and as a member of the Board of Directors and as a member of the Executive Committee of our Board of Directors. Upon Mr. Khoshaba’s cessation of employment with the Company, all of his rights under that certain Stock Appreciation Rights Agreement, dated August 4, 2020, by and between Mr. Khoshaba and the Company (the “SAR Agreement”), were forfeited for no consideration.
•The Company recognized non-operating expenses of $185 thousand due to legal settlement costs.

BALANCE SHEET
•Cash and cash equivalents totaled $22.9 million, compared to $7.7 million at December 31, 2020.
•Restricted cash totaled $17.5 million, compared to $35.1 million at December 31, 2020. The funds at December 31, 2021 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $346.3 million (including debt associated with assets held for sale), compared to $353.9 million at December 31, 2020.
•WHLR's weighted-average interest rate on property level debt was 4.68% with a term of 3.50 years (including debt associated with assets held for sale), compared to 4.69% with a term of 3.66 years at December 31,

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	8

2020. WHLR's weighted-average interest rate on all debt was 4.90% with a term of 4.13 years (including debt associated with assets held for sale), compared to 5.31% with a term of 3.56 years at December 31, 2020.
•Net investment properties totaled $386.7 million compared to $392.7 million as of December 31, 2020.

DIVIDENDS
•On November 3, 2021, common stockholders of the Company voted to amend the Company’s Charter to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred.
•The total cumulative dividends in arrears for Series D Preferred (per share $8.30) as of December 31, 2021 is $26.2 million, of which $8.2 million is attributable to the year ended December 31, 2021.

TENDER OFFER
•The Company through “modified Dutch auction” tender offers on the Series D Preferred accepted for purchase 387,097 shares at a purchase price of $15.50 per share, for an aggregate cost of $6.0 million on March 12, 2021 and 103,513 shares of Series D Preferred at a purchase price of $18.00 per share, for an aggregate cost of $1.86 million on May 15, 2021, both excluding fees and expenses.

SUBSEQUENT EVENTS
•On January 11, 2022, the Company sold Walnut Hill Plaza for a contract price of $2.0 million, resulting in a paydown of $1.8 million on the Walnut Hill Plaza Loan. On February 17, 2022, the Company paid the remaining loan balance of $1.3 million in full.

DISPOSITIONS
•The Company sold Berkley Shopping Center, Berkley Land Parcel, Tulls Creek Land Parcel, Rivergate Shopping Center Out Parcel and Columbia Fire Station for $12.4 million, generating a gain of $2.1 million and net proceeds of $11.5 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	9

Consolidated Balance Sheets
$ in 000s, except par value and share data

	December 31,
	2021	2020
ASSETS:
Investment properties, net	$386,730	$392,664
Cash and cash equivalents	22,898	7,660
Restricted cash	17,521	35,108
Rents and other tenant receivables, net	9,233	9,153
Assets held for sale	2,047	13,072
Above market lease intangibles, net	2,424	3,547
Operating lease right-of-use assets	12,455	12,745
Deferred costs and other assets, net	11,973	15,430
Total Assets	$465,281	$489,379
LIABILITIES:
Loans payable, net	$333,283	$334,266
Liabilities associated with assets held for sale	3,381	13,124
Below market lease intangibles, net	3,397	4,554
Derivative liabilities	4,776	594
Operating lease liabilities	13,040	13,200
Accounts payable, accrued expenses and other liabilities	11,054	11,229
Total Liabilities	368,931	376,967
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 and 4,000,000 shares authorized, respectively, 3,152,392 and 3,529,293 shares issued and outstanding, respectively; $104.97 million and $109.13 million aggregate liquidation value, respectively)	92,548	95,563

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,872,448 and 1,875,748 shares issued and outstanding, respectively; $46.81 million and $46.90 million aggregate liquidation preference, respectively)	41,189	41,174
Common Stock ($0.01 par value, 200,000,000 and 18,750,000 shares authorized, respectively, 9,720,532 and 9,703,874 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,229	234,061
Accumulated deficit	(274,107)	(260,867)
Total Stockholders’ Equity	1,861	14,918
Noncontrolling interests	1,941	1,931
Total Equity	3,802	16,849
Total Liabilities and Equity	$465,281	$489,379

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	10

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
REVENUE:
Rental revenues	$15,422	$15,119	$60,368	$60,039
Other revenues	162	177	942	964
Total Revenue	15,584	15,296	61,310	61,003
OPERATING EXPENSES:
Property operations	5,045	4,770	19,618	18,886
Depreciation and amortization	3,764	3,831	14,797	17,291
Impairment of assets held for sale	100	—	2,300	600
Corporate general & administrative	2,195	1,262	7,140	5,831
Total Operating Expenses	11,104	9,863	43,855	42,608
(Loss) gain on disposal of properties	(88)	49	2,055	23
Operating Income	4,392	5,482	19,510	18,418
Interest income	25	—	34	1
Interest expense	(13,215)	(4,306)	(33,028)	(17,093)
Net changes in fair value of derivative liabilities	3,465	—	3,768	—
Other income	—	—	552	—
Other expense	—	—	(185)	(1,039)
Net (Loss) Income Before Income Taxes	(5,333)	1,176	(9,349)	287
Income tax expense	—	—	(2)	—
Net (Loss) Income	(5,333)	1,176	(9,351)	287
Less: Net income attributable to noncontrolling interests	20	24	92	42
Net (Loss) Income Attributable to Wheeler REIT	(5,353)	1,152	(9,443)	245
Preferred Stock dividends - undeclared	(2,187)	(2,538)	(8,837)	(10,258)
Deemed contribution related to preferred stock redemption	—	—	5,040	726
Net Loss Attributable to Wheeler REIT Common Stockholders	$(7,540)	$(1,386)	$(13,240)	$(9,287)

Loss per share:
Basic and Diluted	$(0.78)	$(0.14)	$(1.36)	$(0.96)
Weighted-average number of shares:
Basic and Diluted	9,719,239	9,703,397	9,711,944	9,698,274

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	11

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net (Loss) Income	$(5,333)	$1,176	$(9,351)	$287
Depreciation and amortization of real estate assets	3,764	3,831	14,797	17,291
Impairment of assets held for sale	100	—	2,300	600
Loss (gain) on disposal of properties	88	(49)	(2,055)	(23)
FFO	(1,381)	4,958	5,691	18,155
Preferred stock dividends - undeclared (3)	(2,187)	(2,538)	(8,837)	(10,258)
Preferred stock redemption	—	—	70	96
Preferred stock accretion adjustments	146	168	600	677
FFO available to common stockholders and common unitholders	(3,422)	2,588	(2,476)	8,670
Capital related costs	95	105	438	291
Other non-recurring and non-cash expenses (2)	(13)	(5)	352	1,085
Net changes in fair value of derivative liabilities	(3,465)	—	(3,768)	—
Share based compensation	14	—	14	—
Straight-line rental revenue, net straight-line expense	(155)	(271)	(1,026)	(971)
Loan cost amortization	7,510	301	12,710	1,097
Paid-in-kind interest	1,610	—	1,610	—
Above (below) market lease amortization	(15)	(18)	13	(461)
Recurring capital expenditures and tenant improvement reserves	(271)	(277)	(1,096)	(1,112)
AFFO	$1,888	$2,423	$6,771	$8,599

Weighted Average Common Shares	9,719,239	9,703,397	9,711,944	9,698,274
Weighted Average Common Units	216,636	224,906	219,636	230,029
Total Common Shares and Units	9,935,875	9,928,303	9,931,580	9,928,303
FFO per Common Share and Common Units	$(0.34)	$0.26	$(0.25)	$0.87
AFFO per Common Share and Common Units	$0.19	$0.24	$0.68	$0.87

(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)    Restated the 2020 values as a result of the common stockholders of the Company vote to amend the Company’s Charter to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred on November 3, 2021.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended December 31,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

Net (Loss) Income	$(5,242)	$1,122	$(91)	$54	$(5,333)	$1,176
Adjustments:
Net changes in fair value of derivative liabilities	(3,465)	—	—	—	(3,465)	—
Interest expense	13,215	4,173	—	133	13,215	4,306
Interest income	(25)	—	—	—	(25)	—
Loss (gain) on disposal of properties	—	—	88	(49)	88	(49)
Corporate general & administrative	2,183	1,215	12	47	2,195	1,262
Impairment of assets held for sale	100	—	—	—	100	—
Depreciation and amortization	3,764	3,831	—	—	3,764	3,831
Other non-property revenue	(8)	(16)	—	—	(8)	(16)
Property Net Operating Income	$10,522	$10,325	$9	$185	$10,531	$10,510

Property revenues	$15,549	$14,994	$27	$286	$15,576	$15,280
Property expenses	5,027	4,669	18	101	5,045	4,770
Property Net Operating Income	$10,522	$10,325	$9	$185	$10,531	$10,510

	Years Ended December 31,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

Net (Loss) Income	$(8,201)	$1,280	$(1,150)	$(993)	$(9,351)	$287
Adjustments:
Income tax expense	2	—	—	—	2	—
Other expense	185	1,039	—	—	185	1,039
Other income	(552)	—	—	—	(552)	—
Net changes in fair value of derivative liabilities	(3,768)	—	—	—	(3,768)	—
Interest expense	31,978	16,607	1,050	486	33,028	17,093
Interest income	(34)	(1)	—	—	(34)	(1)
Gain on disposal of properties	—	—	(2,055)	(23)	(2,055)	(23)
Corporate general & administrative	7,079	5,762	61	69	7,140	5,831
Impairment of assets held for sale	100	—	2,200	600	2,300	600
Depreciation and amortization	14,797	17,141	—	150	14,797	17,291
Other non-property revenue	(36)	(272)	—	—	(36)	(272)
Property Net Operating Income	$41,550	$41,556	$106	$289	$41,656	$41,845

Property revenues	$60,948	$59,999	$326	$732	$61,274	$60,731
Property expenses	19,398	18,443	220	443	19,618	18,886
Property Net Operating Income	$41,550	$41,556	$106	$289	$41,656	$41,845
(1)    See page 23 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	13

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended December 31,		Years Ended December 31,
		2021	2020	2021	2020
Net (Loss) Income		$(5,333)	$1,176	$(9,351)	$287
Add back:	Depreciation and amortization (1)	3,749	3,813	14,810	16,830
	Interest Expense (2)	13,215	4,306	33,028	17,092
	Income tax expense	—	—	2	—
EBITDA		11,631	9,295	38,489	34,209
Adjustments for items affecting comparability:
	Capital related costs	95	105	438	291
	Change in FMV of derivative liabilities	(3,465)	—	(3,768)	—
	Other non-recurring and non-cash expenses (3)	(8)	(5)	(361)	1,085
	Impairment of assets held for sale	100	—	2,300	600
	Loss (gain) on disposal of properties	88	(49)	(2,055)	(23)
Adjusted EBITDA		$8,441	$9,346	$35,043	$36,162
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2021.
(4)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	14

Debt Summary
$ in 000s
Loans Payable:         $346.26 million
Weighted Average Interest Rate:     4.90%

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2021	December 31, 2020
Litchfield Market Village	$46,057	5.50%	November 2022	$7,312	$7,418
Twin City Commons	$17,827	4.86%	January 2023	2,843	2,915
Walnut Hill Plaza	$26,850	5.50%	March 2023	3,145	3,287
New Market	$48,747	5.65%	June 2023	6,291	6,508
Benefit Street Note (3)	$53,185	5.71%	June 2023	6,914	7,145
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,488	5,567
JANAF	$333,159	4.49%	July 2023	47,065	48,875
First National Bank (6) (7)	$24,656	LIBOR + 350 basis points	August 2023	789	1,045
Lumber River (7)	$10,723	LIBOR + 350 basis points	September 2023	1,296	1,367
Tampa Festival	$50,797	5.56%	September 2023	7,753	7,920
Forrest Gallery	$50,973	5.40%	September 2023	8,060	8,226
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,259	11,473
JANAF Bravo	$35,076	5.00%	May 2024	5,936	6,263
Cypress Shopping Center	$34,360	4.70%	July 2024	6,031	6,163
Port Crossing	$34,788	4.84%	August 2024	5,778	5,909
Freeway Junction	$41,798	4.60%	September 2024	7,431	7,582
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,267	3,343
Bryan Station	$23,489	4.52%	November 2024	4,226	4,312
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,861	8,001
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,757	5,892
Folly Road	$41,482	4.65%	March 2025	7,063	7,223
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,483	4,553
JANAF BJ's	$29,964	4.95%	January 2026	4,725	4,844
Tuckernuck	$32,202	5.00%	March 2026	5,052	5,193
Chesapeake Square	$23,857	4.70%	August 2026	4,192	4,279
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	6,176	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,277	8,404
Village of Martinsville	$89,664	4.28%	July 2029	15,589	15,979
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate	$100,222	4.25%	September 2031	18,430	21,164
Convertible Notes	Interest only	7.00%	December 2031	33,000	—
Columbia Fire Station	Interest only	14.00%	July 2021	—	3,893
Powerscourt Financing Agreement	Interest only	13.50%	March 2023	—	25,000
Total Principal Balance (1)				346,262	353,916
Unamortized debt issuance cost (1)				(9,834)	(6,812)
Total Loans Payable, including assets held for sale				336,428	347,104
Less loans payable on assets held for sale, net loan amortization costs				3,145	12,838
Total Loans Payable, net				$333,283	$334,266
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Surrey Plaza and Amscot Building.
(7) Certain loans bear interest at a variable interest rate equal to LIBOR or another index rate, subject to a floor, in each case plus or minus a specified margin.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	15

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2022	$13,567	3.92%
December 31, 2023	89,288	25.79%
December 31, 2024	50,490	14.58%
December 31, 2025	92,016	26.57%
December 31, 2026	23,531	6.80%
Thereafter	77,370	22.34%
Total principal repayments and debt maturities	$346,262	100.00%

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	16

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,201	$7.91
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	30	74,038	96.8%	96.8%	71,648	1,250	17.44
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	460	13.16
Brook Run Shopping Center	Richmond, VA	19	147,738	87.8%	48.2%	71,237	877	12.32
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	597	11.00
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	855	10.57
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	502	10.03
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	823	7.62
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	378	8.30
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	940	5.51
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	452	13.62
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	731	15.30
Forrest Gallery	Tullahoma, TN	27	214,451	91.1%	80.8%	173,289	1,285	7.42
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,046	9.68
Freeway Junction	Stockbridge, GA	17	156,834	97.1%	97.1%	152,249	1,304	8.56
Franklin Village	Kittanning, PA	25	151,821	100.0%	98.7%	149,821	1,274	8.50
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	591	9.05
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	15	93,265	100.0%	100.0%	93,265	745	7.99
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	451	8.25
JANAF (4)	Norfolk, VA	118	798,086	95.3%	93.1%	743,314	8,715	11.73
Laburnum Square	Richmond, VA	19	109,405	95.3%	95.3%	104,305	950	9.11
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	535	10.17
LaGrange Marketplace	LaGrange, GA	13	76,594	96.9%	96.9%	74,194	433	5.84
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	362	8.30
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	255	6.50
Litchfield Market Village	Pawleys Island, SC	21	86,740	90.8%	90.8%	78,797	960	12.19
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	452	6.89
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	11	56,100	92.0%	92.0%	51,600	584	11.32
New Market Crossing	Mt. Airy, NC	11	117,076	90.3%	90.3%	105,738	951	8.99
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	353	8.25
Pierpont Centre	Morgantown, WV	17	111,162	97.2%	97.2%	108,001	996	9.22
Port Crossing	Harrisonburg, VA	7	65,365	100.0%	100.0%	65,365	847	12.96
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	94.7%	94.7%	86,388	692	8.01
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,450	14.51
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	707	10.56
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	97.3%	97.3%	55,084	653	11.86
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	239	5.54
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	381	6.48
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	302	8.40
St. George Plaza	St. George, SC	7	59,174	96.3%	96.3%	56,999	396	6.95
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,089	9.80
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	17

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	137,987	97.7%	64.6%	89,166	$910	$10.21
Tri-County Plaza	Royston, GA	6	67,577	88.8%	88.8%	59,977	420	7.00
Tuckernuck	Richmond, VA	16	93,624	98.0%	98.0%	91,745	971	10.58
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	478	10.03
Village of Martinsville	Martinsville, VA	20	290,902	96.6%	96.6%	280,946	2,177	7.74
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	279	8.41
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	499	10.02
Westland Square	West Columbia, SC	10	62,735	95.7%	95.7%	60,065	443	7.38
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	641	15.75
Total Portfolio		785	5,478,855	94.2%	91.6%	5,015,789	$48,232	$9.62

(1)    Reflects leases executed through January 5, 2022 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	18

Top Ten Tenants by Annualized Base Rent
Total Tenants : 785

Tenants	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	$4,428	9.18%	551,469	10.07%	$8.03
Kroger Co. (1)	1,948	4.04%	226,010	4.13%	8.62
Piggly Wiggly	1,488	3.09%	202,968	3.70%	7.33
Dollar Tree (2)	1,192	2.47%	148,605	2.71%	8.02
Lowes Foods (3)	1,181	2.45%	130,036	2.37%	9.08
Winn Dixie	887	1.84%	133,575	2.44%	6.64
Planet Fitness	837	1.74%	100,427	1.83%	8.33
Hobby Lobby	717	1.49%	114,298	2.09%	6.27
Big Lots	679	1.41%	105,674	1.93%	6.43
BJ'S Wholesale Club	651	1.35%	147,400	2.69%	4.42
	$14,008	29.06%	1,860,462	33.96%	$7.53
(1) Kroger 4 / Harris Teeter 1
(2) Dollar Tree 9 / Family Dollar 6
(3) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	463,066	8.45%	—%	$—	—%	$—
MTM	7	13,489	0.25%	0.27%	211	0.44%	15.64
2022	105	323,894	5.91%	6.46%	3,439	7.13%	10.62
2023	131	817,131	14.91%	16.29%	7,107	14.74%	8.70
2024	141	749,944	13.69%	14.95%	7,358	15.26%	9.81
2025	120	867,537	15.83%	17.30%	8,517	17.66%	9.82
2026	121	830,542	15.16%	16.56%	8,207	17.02%	9.88
2027	59	325,704	5.94%	6.49%	3,639	7.54%	11.17
2028	22	335,606	6.13%	6.69%	2,376	4.93%	7.08
2029	20	150,962	2.76%	3.01%	1,479	3.07%	9.80
2030	15	249,357	4.55%	4.97%	1,997	4.14%	8.01
2031 & thereafter	44	351,623	6.42%	7.01%	3,902	8.07%	11.10
Total	785	5,478,855	100.00%	100.00%	$48,232	100.00%	$9.62

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	19

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	174,013	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month			—	—%	—			—	—%	—
2022			—	—%	—	2	71,203	435	2.37%	6.11
2023	2	43,392	329	17.64%	7.58	14	490,775	3,022	16.47%	6.16
2024	1	32,000	125	6.70%	3.91	9	351,977	2,331	12.71%	6.62
2025	2	84,633	619	33.19%	7.31	12	472,936	3,777	20.59%	7.99
2026	1	20,152	97	5.20%	4.81	13	435,435	3,498	19.07%	8.03
2027	2	45,759	323	17.31%	7.06	2	57,345	447	2.44%	7.79
2028			—	—%	—	7	280,841	1,637	8.92%	5.83
2029	1	21,213	317	17.00%	14.94	2	45,700	307	1.67%	6.72
2030			—	0.01%	—	3	216,346	1,359	7.41%	6.28
2031+	1	20,858	55	2.95%	2.64	6	194,199	1,530	8.35%	7.88
Total	10	442,020	$1,865	100.00%	$6.96	70	2,616,757	$18,343	100.00%	$7.01

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	289,053	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	5	9,389	159	1.19%	16.93	2	4,100	52	0.35%	12.68
2022	67	155,307	1,676	12.55%	10.79	36	97,384	1,328	9.05%	13.64
2023	67	136,374	1,779	13.32%	13.05	48	146,590	1,977	13.48%	13.49
2024	81	183,923	2,430	18.19%	13.21	50	182,044	2,472	16.85%	13.58
2025	66	159,974	2,109	15.79%	13.18	40	149,994	2,012	13.72%	13.41
2026	64	175,450	2,265	16.96%	12.91	43	199,505	2,347	16.00%	11.76
2027	30	93,095	1,167	8.74%	12.54	25	129,505	1,703	11.61%	13.15
2028	10	29,649	431	3.23%	14.54	5	25,116	308	2.10%	12.26
2029	7	23,850	241	1.80%	10.10	10	60,199	614	4.19%	10.20
2030	6	13,895	238	1.78%	17.13	6	19,116	400	2.73%	20.92
2031+	16	60,278	862	6.45%	14.30	21	76,288	1,454	9.92%	19.06
Total	419	1,330,237	$13,357	100.00%	$12.83	286	1,089,841	$14,667	100.00%	$13.46

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	20

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Renewals(1):
Leases renewed with rate increase (sq feet)	137,644	88,506	402,875	616,548
Leases renewed with rate decrease (sq feet)	1,400	34,802	67,743	123,935
Leases renewed with no rate change (sq feet)	60,049	158,183	148,542	404,428
Total leases renewed (sq feet)	199,093	281,491	619,160	1,144,911

Leases renewed with rate increase (count)	33	16	104	127
Leases renewed with rate decrease (count)	1	7	11	24
Leases renewed with no rate change (count)	2	15	23	53
Total leases renewed (count)	36	38	138	204

Option exercised (count)	6	5	22	22

Weighted average on rate increases (per sq foot)	$0.97	$1.15	$0.85	$1.12
Weighted average on rate decreases (per sq foot)	$(0.15)	$(2.18)	$(2.18)	$(1.43)
Weighted average rate on all renewals (per sq foot)	$0.67	$0.09	$0.32	$0.45

Weighted average change over prior rates	6.13%	1.02%	3.05%	4.63%

New Leases(1) (2):
New leases (sq feet)	118,548	130,624	436,170	333,279
New leases (count)	14	24	76	72
Weighted average rate (per sq foot)	$7.08	$7.69	$8.30	$9.03

Gross Leasable Area ("GLA") expiring during the next 12 months, including month-to-month leases			6.16%	6.97%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	21

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	22

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 12/31/2021 unless otherwise stated	23